UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 30, 2016

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2016, the Board of Directors (“Board”) of the Company, upon the recommendation of its Nominating and Governance Committee, appointed Kevin Comcowich to serve as a director of the Company and a member of the Board’s Audit Committee, effective immediately. Mr. Comcowich was appointed to serve as a Class I director and will stand for re-election at the Company’s 2019 Annual Meeting of Stockholders.

Mr. Comcowich, age 48, most recently served as the chief executive officer and portfolio manager of HTX Energy Fund in Houston, Texas. He was previously the president and chief investment officer (CIO) of Sound Energy Partners and served as CIO and research analyst for Southport Energy Plus Partners Fund. Mr. Comcowich received his MBA from the University of Indiana and earned his bachelor’s degree from the College of the Holy Cross.

The Board has determined that Mr. Comcowich is independent under NASDAQ Stock Market rules, meets the additional independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under NASDAQ Stock Market rules, and satisfies the financial literacy requirements of the NASDAQ Stock Market.

Mr. Comcowich has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director of the Company, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Comcowich does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with his service as a new director, Mr. Comcowich will receive the standard compensation paid by the Company to all of its non-employee directors, including an initial option grant, an annual cash retainer and an annual option grant upon the date of the Company’s Annual Meeting of Stockholders. This standard non-employee director compensation, a portion of which will be pro-rated to reflect the actual time Mr. Comcowich will serve on the Company’s Board this year, is described under the heading of “Non-Employee Director Compensation Policy” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on April 22, 2016. In connection with his appointment, Mr. Comcowich will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 17, 2015 and incorporated by reference herein.

The Company issued a press release on November 2, 2016 announcing the appointment of Mr. Comcowich to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 8.01 Other Events

As set forth in the Company’s Current Report on Form 8-K filed July 14, 2016, on July 13, 2016 the Board appointed Uday Garg to the Board’s Audit Committee.  The Board determined that although Mr. Garg was not independent under Section 10A-3 of the Exchange Act, the unexpected resignation of two members of the Company’s Audit Committee constituted exceptional and limited circumstances under NASDAQ Stock Market rules, justifying the appointment of Mr. Garg to the Audit Committee until such time as an additional independent director could be added to the Audit Committee.  On October 30, 2016, the Board appointed Mr. Comcowich to the Company’s Audit Committee, replacing Mr. Garg.  Thus, the Company’s Audit Committee now comprises Mr. Comcowich, Dr. Rajiv Shah, and George F.J. Gosbee (chair), all of whom the Board has determined to be independent for purposes of Section 10A-3 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES ADDS KEVIN COMCOWICH TO ITS BOARD OF DIRECTORS” dated November 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: November 2, 2016	By:	/s/ WENDY S. NEAL
	Name:	Wendy S. Neal
	Title:	Vice President, Chief Legal Officer & Secretary